                                                               Exhibit 99.(G)(9)

                               CUSTODIAN AGREEMENT

     THIS AGREEMENT, dated as of April 18, 2005, between ICON FUNDS, an open-end management investment company organized under the laws of the State of Massachusetts and registered with the Commission under the Investment Company Act of 1940 ("1940 Act") (the "Trust"), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&CO. or the CUSTODIAN),

                              W I T N E S S E T H:

     WHEREAS, the Trust, on behalf of each of the Funds listed on Exhibit A hereto as the same may be amended from time to time (each a "Fund" and collectively, the "Funds"), wishes to employ BBH&Co. to act as custodian for each Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and BBH&Co. hereby agree, as follows:

1.   APPOINTMENT

     1.1 APPOINTMENT OF CUSTODIAN. The Trust hereby appoints BBH&Co. as the Trust's custodian upon the terms and conditions set forth in this Agreement, and BBH&Co. hereby accepts such appointment. All cash, securities and other property of the Trust delivered to the Custodian or its agents or Subcustodians ("Investments") shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Trust's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions (defined below) and as reasonably required to effect Instructions.

     1.2 APPOINTMENT AS FOREIGN CUSTODY MANAGER. The Trust hereby appoints BBH&Co. as a Foreign Custody Manager to perform the responsibilities set forth or in accordance with the 17f-5 Delegation Schedule attached hereto as Exhibit A and BBH&Co. hereby accepts such appointment as Foreign Custody Manager of the Trust.

2. DEFINITIONS. The following defined terms will have the respective meanings set forth below.

     2.1 ADVANCE(S) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Trust as described in Section 8.4.2 hereof, or paid to third parties for account of the Trust or in discharge of any expense, tax or other item payable by the Trust.

     2.2 AGENCY ACCOUNT(S) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 8.1 hereof.

     2.3    AGENT(S) shall have the meaning set forth in the last sentence of
Section 7 hereof.

     2.4 APPLICABLE LAW shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

     2.5 AUTHORIZED PERSON(S) shall mean any person or entity authorized to give Instructions on behalf of the Trust in accordance with Section 5.1 hereof.

     2.6 BOOK-ENTRY AGENT(S) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

     2.7 CLEARING CORPORATION shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

     2.8 DELEGATION SCHEDULE shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.

     2.9 ELECTRONIC AND ONLINE SERVICES SCHEDULE shall mean any separate agreement entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Trust.

     2.10 ELECTRONIC REPORTS shall mean any reports prepared by the Custodian and remitted to the Trust or its authorized representative via the internet or electronic mail.

     2.11 FOREIGN CUSTODY MANAGER shall mean the Trust's foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

     2.12 FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by Section 2(a)(50) of the 1940 Act.

     2.13 TRUSTS TRANSFER SERVICES SCHEDULE shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Trust.

     2.14 GLOBAL CUSTODY NETWORK LISTING shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

     2.15   INSTRUCTION(S) shall have the meaning assigned in Section 5 hereof.

     2.16 INVESTMENT ADVISER shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Trust's Investments.

     2.17 INVESTMENT(S) shall mean any investment asset of the Trust, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

     2.18 MARGIN ACCOUNT shall have the meaning set forth in Section 7.4 hereof.

     2.19 PRINCIPAL ACCOUNT(S) shall mean deposit accounts of the Trust carried on the books of BBH&Co. as principal in accordance with Section 8.1 hereof.

     2.20 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of a Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

     2.21 SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

     2.22 SUBCUSTODIAN(S) shall mean each foreign bank appointed by the Custodian pursuant to Section 9 hereof, but shall not include Securities Depositories.

     2.23 TRI-PARTY AGREEMENT shall have the meaning set forth in Section 7.4 hereof.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST. The Trust hereby represents, warrants and covenants each of the following:

     3.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Trust. This Agreement does not violate any

Applicable Law or conflict with or constitute a default under the Trust's registration statement, including prospectuses, or other agreements, judgments, orders or decrees to which the Trust is a party or by which it or the Funds' Investments is bound.

     3.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Trust shall be deemed to have confirmed to the Custodian that the Trust has (a) assessed and accepted all material Country or Sovereign Risks as defined in
Section 10 and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Trust under the 1940 Act, and (iii) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

     3.3 Each party shall safeguard and be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Trust utilizes any on-line service offered by the Custodian, the Trust and the Custodian shall be fully responsible for the security of each party's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof. Additionally, if the Trust uses any on-line or similar communications service made available by the Custodian, the Trust shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian's computer systems as directed by the Custodian. If the Custodian provides any computer software to the Trust relating to the services described in this Agreement, the Trust will only use the software for the purposes for which the Custodian provided the software to the Trust, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Trust.

4. REPRESENTATION AND WARRANTY OF BBH&CO. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

5. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term INSTRUCTION shall mean a directive initiated by the Trust, acting directly or through its board of trustees, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 5.

     5.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized to give Instructions for or on behalf of the Trust as designated in writing by a Trust officer, to include, without limitation, a Fund's Investment Adviser or Foreign Custody Manager. Authorized Persons are authorized to give Instructions by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having full authority of the Trust to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from a Trust officer to the contrary.

     5.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Trust from time to time unless the Trust shall elect to transmit such Instruction in accordance with Subsections 5.2.1 through 5.2.3 of this Section.

            5.2.1 TRUST DESIGNATED SECURED-TRANSMISSION METHOD. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

            5.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

            5.2.3 OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 5.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

     When an Instruction is given by means established under Subsections 5.2.1 through 5.2.3 above, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of
Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Funds Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of form of a means of delivering Instructions for purposes of this Section 5.2.

     5.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Trust's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

            5.3.1 The transaction date and the date and location of settlement;

            5.3.2 The specification of the type of transaction;

            5.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and

            5.3.4 The name of the broker or similar entity concerned with execution of the transaction.

     If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian shall give prompt notice of such determination to the Trust, and the Trust shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

     5.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Trust shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.

6. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund's in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of a Fund and shall segregate Investments from assets belonging to the Custodian (physically, where Investments are held in certificate form) and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for a Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian. In the absence of proper Instructions accompanied by a certified resolution of the Board authorizing the specific transaction, BBH&Co. shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of Investments, except in accordance with this Agreement.

     6.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for a Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Funds or for benefit of clients of the Custodian generally on its own books.

     6.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

     6.3 REGISTERED ASSETS. Investments which are registered may be registered in the name of the Custodian, a

Subcustodian, or in the name of a Fund or a nominee for any of the foregoing, and may be held in any manner set forth in Section 6.2 above with or without any identification of fiduciary capacity in such registration.

     6.4 BOOK ENTRY ASSETS. Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

     6.5 REPLACEMENT OF LOST INVESTMENTS. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

7. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with respect to Investments of a Fund.

     7.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of a Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

     7.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of a Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

     7.3 DELIVERY AND RECEIPT IN CONNECTION WITH BORROWINGS OF A FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of a Fund in connection with borrowings or loans by a Fund and other collateral and margin requirements.

     7.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Trust and/or Fund and a futures commission merchant regarding margin (TRI-PARTY AGREEMENT), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by a Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as a Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and
(c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

     7.5 CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS. From time to time, a Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If a Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and
(b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Trust or a Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Trust.

     7.6 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of a Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

     7.7 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section
6.3 above; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

     7.8    RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

     7.9 MANDATORY CORPORATE ACTIONS. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on a Fund's account and promptly notify the Fund of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

     7.10 INCOME COLLECTION. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to a Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default; or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

     7.11 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE TRUST'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Trust ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Trust with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

     With respect to securities issued in the United States of America, the Custodian / / may /X/ may not release the identity of the Trust or a Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Trust. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE TRUST. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

     7.12 PROXY MATERIALS. The Custodian shall deliver, or cause to be delivered, to the Trust or its designated agent proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

     7.13. TAXES. The Custodian shall, where applicable, assist the Trust in the reclamation of taxes withheld on dividends and interest payments received by a Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding a Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

     7.14 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

     The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Trust shall have the right to request an accounting with respect to such expenses.

     In fulfilling the duties set forth in Sections 7.6 through 7.10 above, the Custodian shall provide to the Company all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Company via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian hereunder. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (AGENTS), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.

8. CASH ACCOUNTS, DEPOSITS AND MONEY MOVEMENTS. Subject to the terms and conditions set forth in this Section 8, the Trust hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Trust maintains Investments or in such other currencies as the Trust shall from time to time request by Instruction.

     8.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of each Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 8 and the liability provisions contained in Section 10.2. Cash accounts opened on the books of a Subcustodian may be opened in the name of a Fund or the Custodian or in the name of the Custodian for its customers generally (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

     8.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Funds' Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

     8.3 CURRENCY AND RELATED RISKS. Each Fund bears risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Trust shall be for the account of the Trust.

     8.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of a Fund with such currency brokers or banking institutions, including Subcustodians, as the Trust may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Trust in accordance with Section 8.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

            8.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to a Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

            8.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS PRINCIPAL. The Custodian may undertake foreign exchange transactions with a Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian. In the event that the Fund defaults on the settlement of any such foreign exchange transaction with the Custodian, the Fund shall be liable for contracted currency of the transaction together with any mark to market exposure associated with the replacement purchase of the contracted currency undertaken with the Custodian.

     8.5 DELAYS. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Trust: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

     8.6 ADVANCES. If, for any reason in the conduct of its safekeeping duties pursuant to Section 6 hereof or its administration of the Trust's assets pursuant to Section 7 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of a Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Trust hereby does:

            8.6.1 acknowledge that a Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or, (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

            8.6.2 grant to the Custodian a security interest in all Investments; and,

            8.6.3 agree that the Custodian may secure the resulting Advance by perfecting a security interest in all Investments under Applicable Law.

     Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the a Fund other than pursuant to a written line of credit arrangement, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or Principal Account and to dispose of any Investments to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code (1997). Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

     8.7 INTEGRATED ACCOUNT. For purposes hereof, deposits of a particular Fund maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to such Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 8. The Custodian shall further have a right of offset against the balances of such Fund in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

9. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 9, the Trust hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Funds and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

     9.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Funds in any Securities

Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

     9.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain non-U.S. Investments of a Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 9.2.4 below, the Custodian shall have prepared an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 9.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of a Fund as a Subcustodian for purposes of holding Investments of a Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Trust in accordance with Subsections 9.2.1 and 9.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 9.2.3 and
9.2.4 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Trust to invest in such country.

            9.2.1 BOARD APPROVAL OF FOREIGN SUBCUSTODIANS. Unless and except to the extent that the Board has delegated to and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 9.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Trust outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Trust with respect to
     (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized

     Person.

            9.2.2 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Trust's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

            9.2.3 MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of a Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Trust or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Trust or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Trust or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust and the Custodian for transmission of material market information.

     9.3 RESPONSIBILITY FOR SUBCUSTODIANS. The Custodian shall be liable to the Trust for any loss or damage to the Trust caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred.

     9.4 NEW COUNTRIES. The Trust shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Trust, and accordingly the Custodian shall be responsible to the Trust for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Trust by such agent.

10. RESPONSIBILITY OF THE CUSTODIAN. In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by a Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in a Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

     10.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

            10.1.1 FORCE MAJEURE. FORCE MAJEURE shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

            10.1.2 COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

            10.1.3 SOVEREIGN RISK. SOVEREIGN RISK shall mean, in respect of any jurisdiction, including the United States of America, where Investments is acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency,
     (e) the imposition of taxes, levies or other charges affecting Investments,
     (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

     10.2. LIMITATIONS ON LIABILITY. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

            10.2.1 FAILURE OF THIRD PARTIES. The failure of any third party including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Adviser, foreign custody manager or other agent of the Trust; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

            10.2.2 INFORMATION SOURCES. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

            10.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Trust's declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of the Trust.

            10.2.4 RESTRICTED SECURITIES. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Trust.

11. INDEMNIFICATION. The Trust hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors ("Indemnified Parties"), and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them arising directly or indirectly from any action or thing the Custodian takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Trust given in accordance with the terms of this Agreement, or (ii) upon Instructions, provided however, that an Indemnified Party shall not be indemnified against any such liability arising out of Indemnified Party's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

     BBH&Co. similarly agrees to indemnify and hold harmless the Trust from all liabilities and expenses arising directly from BBH&Co. or its nominee's or Subcustodian's willful misfeasance, bad faith, gross negligence or reckless disregard in performing its duties under this Agreement.

     In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

     The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and relieves it of all fault. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party.

12.  REPORTS AND RECORDS. The Custodian shall:

     12.1 create and maintain records relating to the performance of its obligations under this Agreement;

     12.2 make available to the Trust, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to Section 12.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

     12.3   make available to the Trust all Electronic Reports.

            The Trust shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Trust delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Trust. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

13.  MISCELLANEOUS.

     13.1 PROXIES, ETC. The Trust will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

     13.2 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement constitutes the entire agreement between the Trust and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the custody of the Fund's Investments.

     13.3 WAIVER, AMENDMENT, AND ASSIGNMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Trust and their successors and assignees, provided that the Trust may not assign this Agreement without the prior written consent of the Custodian.

     13.4 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF

THE STATE OF MASSACHUSETTS. THE TRUST IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

                  If to the Trust:

                  ICON Funds.
                  5299 DTC Boulevard, 12th Floor
                  Greenwood Village, CO 80111
                  Attn:  Legal Department
                  Telephone:     (800) 828-4881
                  Facsimile      (303) 328-9296

                  If to the Custodian:

                  Brown Brothers Harriman & Co.
                  40 Water Street
                  Boston, Massachusetts 02109
                  Attn:  Manager, Securities Department
                  Telephone:     (617) 772-1818
                  Facsimile:     (617) 772-2263

     or such other address as the Trust or the Custodian may have designated in writing to the other.

     13.6 HEADINGS. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     13.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian.

     13.8 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

     13.9 COUNSEL. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Trust or (iii) such counsel as the Trust and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     13.10 CONFLICT. Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Funds' Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Funds; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Funds notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Fund by the Custodian. The Trust hereby voluntarily consents to, and waives any potential conflict of interest between the Custodian and/or its associates and the Trust, and agrees that:

               (a) the Custodian's and/or its associates' engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Trust under this Agreement;

               (b) the Custodian and/or its associates shall not be liable to account to the Trust for any profits or benefits made or derived by or in connection with any such transaction; and

               (c) the Trust shall use all reasonable efforts to disclose this provision, among other provisions in this Agreement, to its shareholders.

     14. COMPENSATION. The Trust agrees to pay to the Custodian (a) a fee in an amount set forth in Exhibit B, as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Trust under and pursuant to this Section 15 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. TERMINATION. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

     15.1 TERM, NOTICE AND EFFECT. This Agreement shall have an initial term of five (5) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other party at its address set forth in Section 12.5 hereof. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party in the event that the either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

     15.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Funds held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Funds' Investments in accordance with Instructions.

     15.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Trust either (a) deliver the Investments of the Funds held hereunder to the Trust at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2,000,000 USD equivalent and operating under the Applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Funds. In the event that Investments or moneys of the Funds remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.       ICON FUNDS

By:                                 By:
    --------------------------          --------------------------
Name:                               Name:  Craig T. Callahan
Title:                              Title: President
Date:                               Date:

             FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1. EXECUTION OF PAYMENT ORDERS. Brown Brothers Harriman & Co. (the CUSTODIAN) is hereby instructed by ICON Funds (the COMPANY) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Company's name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of _____________, 2005 by and between the Custodian and the Company, as amended or restated from time thereafter (the AGREEMENT), provided that the Company has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Company as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Company or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Company or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2. SECURITY PROCEDURE. The Company hereby elects to use the procedure selected below as its security procedure (the SECURITY PROCEDURE). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Company agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Company to the Custodian, (ii) all of the security procedures offered to the Company by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Company hereby elects (PLEASE CHOOSE ONE) the following Security Procedure as described below:

     / / BIDS AND BIDS WORLDVIEW PAYMENT PRODUCTS. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Company shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Company notifies the Custodian that its password is not secure.

     / / SWIFT. The Custodian and the Company shall comply with SWIFT's authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

     / / TESTED TELEX. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Company have agreed to use.

     / / COMPUTER TRANSMISSION. The Custodian is able to accept transmissions sent from the Company's computer facilities to the Custodian's computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Company.

     /X/ TELEFAX INSTRUCTIONS. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Company to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will then either:

               1. If the telefax requests a repetitive payment order, the Custodian may call the Company at its last known telephone number, request to speak to the Company or Authorized Person, and confirm the authorization and the details of the payment order (a CALLBACK); or

               2. If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

          All faxes must be accompanied by a fax cover sheet which indicates the sender's name, company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

     / / TELEPHONIC. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

               1. If a telephonic repetitive payment order, the Custodian may perform a Callback; or

               2. If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

In the event the Company chooses a procedure which is not a Security Procedure as described above, the Company agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Company.

3. REJECTION OF PAYMENT ORDERS. The Custodian shall give the Company timely notice of the Custodian's rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable payment order and fails to give the Company notice of the Custodian's non-execution, the Custodian shall be liable only for the Company's actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to the Company pursuant to this Funds Transfer Services Schedule, such compensation will be payable as specified in UCC 4A.

4. CANCELLATION OF PAYMENT ORDERS. The Company may cancel a payment order but the Custodian shall have no liability for the Custodian's failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian's execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. RESPONSIBILITY FOR THE DETECTION OF ERRORS AND UNAUTHORIZED PAYMENT ORDERS. Except as may be provided, the Custodian is not responsible for detecting any Company error contained in any payment order sent by the Company to the Custodian. In the event that the Company's payment order to the Custodian either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Company so notifies the Custodian within thirty
(30) business days following the Company's receipt of notice that such payment order had been processed. If a payment order in the name of the Company and accepted by the Custodian was not authorized by the Company, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6. LAWS AND REGULATIONS. The rights and obligations of the Custodian and the Company with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Company.

7. MISCELLANEOUS. All accounts opened by the Company or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8. INDEMNIFICATION. The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, THE COMPANY AGREES TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM.

The Custodian will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2 above.

The undersigned acknowledges that (I/we) have received a copy of this document

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.       ICON FUNDS

By:                                 By:
    --------------------------          --------------------------
Name:                               Name:
Title:                              Title:
Date:                               Date:

                         ELECTRONIC AND ON-LINE SERVICES
                                    SCHEDULE

This Electronic and On-Line Services Schedule (this SCHEDULE) to a Custodian Agreement dated as of _____________________(as amended from time to time hereafter, the AGREEMENT) by and between Brown Brothers Harriman & Co. (WE, US
OUR) and ICON Funds (YOU, YOUR), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com OR SUCH OTHER URL AS WE MAY INSTRUCT YOU TO USE TO ACCESS OUR PRODUCTS) and via a direct dial-up connection between your computer and our computers, as of ________________, _____, 2005 (the EFFECTIVE
DATE). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the RELATED AGREEMENTS).

1.   GENERAL TERMS.

     You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a SERVICE; collectively referred to as the SERVICES):

     1.1. BIDS(R) and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

     1.2. F/X WorldView, a system for executing foreign exchange trades;

     1.3. Fund WorldView, a system for receiving fund and prospectus information;

     1.4. BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

     1.5. ActionView(SM), a system for receiving certain corporate action information;

     1.6. Risk View, an interactive portfolio risk analysis tool; and

     1.7. Such other services as we shall from time to time offer.

2.   SECURITY / PASSWORDS.

     2.1. A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code
          (ID) and password(s) (PASSWORD) to access the Services.

     2.2. You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

     2.3. We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.   INSTRUCTIONS.

     3.1. Proper instructions under this Schedule shall be provided as designated in the Related Agreements (INSTRUCTIONS).

     3.2. The following additional provisions apply to Instructions provided via the Services:

          a. Instructions sent by electronic mail will not be accepted or acted upon.

          b. You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

          c. From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys', accountants', consultants', or experts' fees and disbursements) that you experience due to such a delay.

4.   ELECTRONIC DOCUMENTS.

     We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.   MALICIOUS CODE.

     You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or
     (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (MALICIOUS CODE). You agree to take all necessary actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.   INDEMNIFICATION.

     For avoidance of doubt, the parties agree that the provisions in the Related Agreement(s) related to each party's indemnification of the other party and any limitations on liability and responsibilities shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct or negligence. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.   TERM/TERMINATION.

     7.1. This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this
          Section 7 and/or until your off-line use of the Services is terminated.

     7.2. We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

8.   MISCELLANEOUS.

     8.1. NOTICES. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

     8.2. INCONSISTENT PROVISIONS. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

     8.3. BINDING EFFECT; ASSIGNMENT; SEVERABILITY. This Schedule shall be binding on you, your employees, officers and agents. We may assign or delegate our rights and duties under this Schedule at any time without notice to you. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

     8.4. CHOICE OF LAW; JURY TRIAL. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Massachusetts, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement. The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within Massachusetts.

      The undersigned acknowledges that (I/we) have received a copy of this document.

                                        ICON FUNDS  ("YOU")

                                 BY:
                                        -------------------------
                                 TITLE:
                                        -------------------------
                                 DATE:
                                        -------------------------

                                    EXHIBIT A
                            17f-5 DELEGATION SCHEDULE

      By its execution of this Delegation Schedule dated as of _____________, 2005, ICON FUNDS, a management investment company registered with the Securities and Exchange Commission (the COMMISSION) under the Investment Company Act of 1940, as amended (the 1940 ACT), acting through its Board of Trustees or its duly appointed representative (the FUND), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the DELEGATE) as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States.

1. MAINTENANCE OF FUND'S ASSETS ABROAD. The Fund, acting through its Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Fund and the Delegate (the CUSTODIAN AGREEMENT) to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund's Investment Advisor. Such instruction shall represent an Instruction under the terms of the Custodian Agreement. The Fund acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate's Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. DELEGATION. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as the Board's delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its investment adviser has considered the

Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement.

3. SELECTION OF ELIGIBLE FOREIGN CUSTODIAN AND CONTRACT ADMINISTRATION. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

        (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIAN. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; PROVIDED that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

        (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

        (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

        (iii) The Eligible Foreign Custodian's general reputation and standing; and

        (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

        (b) CONTRACT ADMINISTRATION. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

        (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

        (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

        (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

        (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

        (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

        (vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

     Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

        (c) LIMITATION TO DELEGATED SELECTION. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. MONITORING. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under
Section 3(b) of this Delegation Schedule.

5. REPORTING. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report as to any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to
Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6. WITHDRAWAL OF FUND'S ASSETS. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; PROVIDED, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

7. DIRECTION AS TO ELIGIBLE FOREIGN CUSTODIAN. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Advisor or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. STANDARD OF CARE. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

9. REPRESENTATIONS. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

     The Fund hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. EFFECTIVENESS; TERMINATION. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. NOTICES. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. DEFINITIONS. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

     a. Country Risk - shall have the meaning set forth in Section 10.1.2 of the Custodian Agreement.

     b. ELIGIBLE FOREIGN CUSTODIAN - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

     c.   FUND'S ASSETS - shall mean any of the Fund's investments
     (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

     d. INSTRUCTIONS - shall have the meaning set forth in the Custodian Agreement.

     e. SECURITIES DEPOSITORY - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

     f. SOVEREIGN RISK - shall have the meaning set forth in Section [6.3] of the Custodian Agreement.

     g. U.S. BANK - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13. GOVERNING LAW AND JURISDICTION. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14. FEES. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. INTEGRATION. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document

BROWN BROTHERS HARRIMAN & CO.             ICON FUNDS

By:                                       By:
    -----------------------                   ----------------------
Name:                                     Name:
Title:                                    Title:
Date:                                     Date:

                                    EXHIBIT B
                                  FEE SCHEDULE

The Trust shall pay Custodian the following fee for the services under this
Agreement:

I.   Custody Fees:
     An asset-based fee calculated on the average net asset value of the Funds, with the fee rates applied incrementally to assets at the respective levels indicate below (as applicable), and accrued daily, as follows:

     US ANNUAL RELATIONSHIP ASSET CUSTODY BASED CHARGES:

     0.65 basis points on the first $50 million
     0.50 basis points on the all assets above $50 million

     US TRANSACTION CHARGE*:                                      $  8.00

     * Includes DTC, Fed, wires, book transfers, derivatives, repos, commercial paper, maturity collections, paydowns and cancels & corrects.

     NON-US ANNUAL RELATIONSHIP ASSET CUSTODY BASED CHARGES*: 3.00 basis points

     NON-US TRANSACTION CHARGE**:                                 $  25.00

     * Includes those assets invested in transactional depositories such as Euroclear
     ** Includes market charges, 3rd party FX, non-US wires and cancels & corrects.

     A non-automated instruction charge of $15.00 will be assessed on a per instruction basis for all instructions, which are not provided to BBH in a properly formatted electronic form.

     OUT OF POCKET EXPENSES:

     Out-of-pocket expenses that would be additional, include but are not limited to locally mandated charges, securities pricing provided by approved pricing vendors, communications expenses, telex, audit reporting, legal, telephone, fax, postage, including overnight and other courier services, duplication, forms and supplies, travel and lodging relating to Board meeting, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges, taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holdings charges, registration fees, the cost of obtaining market quotations, record retention, retrieval and destruction costs, customized programming expenses, ad hoc reporting fees at an agreed upon rate and other expenses as agreed to by the parties from time to time.

     ANNUAL MINIMUMS:      $  170,000 per annum for the Trust.

II.  Value Added Services:

     FOREIGN EXCHANGE:     BBH will waive transaction charges associated with
     foreign exchange with BBH.

     CASH MANAGEMENT:      BBH&Co.  will pay ICON interest on balances.  Idle
     balances are invested automatically through BBH&Co.'s cash management sweep service where investments are made in overnight time deposits with BBH's Grand Cayman branch or other commercial banks approved as part of the program.

     ICON FUNDS

     By:
        --------------------------
     Name:
     Title:


     BROWN BROTHERS HARRIMAN & CO.


     By:
        --------------------------
     Name:
     Title: